Exhibit 10.3
DEX ONE CORPORATION EQUITY INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT
(Price-Vested Award)
[Template for Executive Officers]
* * * * *
Participant: [         ]
Grant Date: [         ]
Per Share Exercise Price: [         ]
Number of Shares subject to this Option: [         ]
* * * * *
     THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Dex One Corporation, a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Dex One Corporation Equity Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee.
     In consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
     1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to this Nonqualified Stock Option), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of this Agreement shall control. No part of this Nonqualified Stock Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code. Without limiting the generality of the preceding sentences, the number of shares of Common Stock subject to the Nonqualified Stock Option and the Per Share Exercise Price therefor shall be subject to adjustment as provided in Section 5.7 of the Plan. Notwithstanding the foregoing, no amendment to the Plan or this Agreement, or the exercise of any discretion by the Company, the Committee, the Board or otherwise with respect to interpreting or administering the Plan and/or this Agreement which would impair the rights of the Participant shall be effective with respect to this Nonqualified Stock Option unless specifically agreed to by the Participant in an advance writing. In addition, any provision of the Plan which provides that the decisions and interpretation of the Company, the Committee, the Board or otherwise are final, binding and conclusive (or any other language of similar effect) shall not be applicable to this Nonqualified Stock Option to the extent that the exercise of the powers thereunder would be inconsistent with the economic intent of this Agreement.
     2. Grant of Option. The Company hereby grants to the Participant, as of the Grant Date specified above, a Nonqualified Stock Option (this “Option”) to acquire from the Company at the Per Share Exercise Price specified above, the aggregate number of shares of Common Stock specified above (the “Option Shares”). Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Option unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for ordinary dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.
     3. Vesting and Exercise.
          (a) Vesting. Subject to the provisions of Sections 3(b) through 3(e) hereof, this Option shall vest and become exercisable as follows, subject to the Participant’s continued service with the Company or its Subsidiaries as of the date on which the applicable stock price thresholds stated below are achieved (determined in accordance with the “Stock Price Measurement Standard” (as defined below)): (i) 50% of the Option Shares shall vest and become exercisable upon the Common Stock achieving a stock price threshold of $[insert Tranche One threshold stock price as determined by the Compensation and Benefits Committee] per share (“Tranche One”), and (ii) the remaining 50% of the Option Shares shall vest and become exercisable upon the Common Stock achieving a stock price threshold of $[insert Tranche Two threshold stock price as determined by the Compensation and Benefits Committee] per share (“Tranche Two”). For purposes hereof, achievement of the applicable stock price thresholds will be measured based on the average of the per share closing prices of the Common Stock for any thirty (30) consecutive trading days; provided that such average must be in respect of a thirty (30) consecutive trading day period commencing on or after the six (6)-month anniversary of the Grant Date specified above (the “Stock Price Measurement Standard”). For the avoidance of doubt, in no event shall any portion of this Option become vested or exercisable prior to the six (6)-month anniversary of the Grant Date specified above, except as provided in Sections 3(c) and 3(d) hereof. In addition, there shall be no proportionate or partial vesting in the periods prior to the applicable stock price thresholds being achieved as provided above, and all vesting shall occur only at such time as the applicable stock price thresholds have been achieved in accordance with the foregoing, except as provided in Sections 3(b) through 3(d) hereof. Upon expiration of this Option, this Option shall be cancelled and no longer exercisable.

          (b) Accelerated Vesting upon Certain Terminations. Notwithstanding the foregoing, in the event of the Participant’s termination of service with the Company and its Subsidiaries by the Company without “Cause,” by the Participant for “Good Reason” (each, as defined in Section 3(f) hereof), or as a result of the Participant’s death or Disability, in each case, occurring on or after the six (6)-month anniversary of the Grant Date specified above, then the unvested portion of Tranche One and Tranche Two of this Option as of the date of such termination shall become vested as follows and shall remain exercisable following such termination in accordance with Section 4(a) hereof:
               (i) With respect to Tranche One, a number of Option Shares subject to Tranche One shall become vested in an amount determined by multiplying the total number of unvested Option Shares subject to Tranche One as of the date of such termination by a fraction (which may not be greater than one (1)), the numerator of which is the excess (if any) of the per share stock price of the Common Stock as of the date of such termination (determined in accordance with the Stock Price Measurement Standard) over the Per Share Exercise Price specified above, and the denominator of which is $[insert the Per Share Exercise Price]; and
               (ii) With respect to Tranche Two, a number of Option Shares subject to Tranche Two shall become vested in an amount determined by multiplying the total number of unvested Option Shares subject to Tranche Two as of the date of such termination by a fraction (which may not be greater than one (1)), the numerator of which is the excess (if any) of the per share stock price of the Common Stock as of the date of such termination (determined in accordance with the Stock Price Measurement Standard) over the Per Share Exercise Price specified above, and the denominator of which is $[insert 2 times the Per Share Exercise Price].
          (c) Accelerated Vesting upon Change in Control. Notwithstanding the foregoing, in the event of a “Change in Control” (as defined in Section 3(f) hereof) of the Company that occurs on or prior to [insert date as determined by the Compensation and Benefits Committee] and while the Participant remains in the continued service of the Company or its Subsidiaries, then the unvested portion of Tranche One and Tranche Two of this Option as of the date of such Change in Control shall become vested as follows and shall remain exercisable in accordance with the terms and conditions of this Agreement:
               (i) With respect to Tranche One, a number of Option Shares subject to Tranche One shall become vested in an amount determined by multiplying the total number of unvested Option Shares subject to Tranche One as of the date of such Change in Control by a fraction (which may not be greater than one (1)), the numerator of which is the excess (if any) of the highest price per share paid for the Common Stock in such Change in Control over the Per Share Exercise Price specified above, and the denominator of which is $[insert the Per Share Exercise Price]; and
               (ii) With respect to Tranche Two, a number of Option Shares subject to Tranche Two shall become vested in an amount determined by multiplying the total number of unvested Option Shares subject to Tranche Two as of the date of such Change in Control by a fraction (which may not be greater than one (1)), the numerator of which is the excess (if any) of the highest price per share paid for the Common Stock in such Change in Control over the Per Share Exercise Price specified above, and the denominator of which is $[insert 2 times the Per Share Exercise Price].
Any portion of this Option that remains unvested upon a Change in Control after taking into account the provisions of this Section 3(c) shall terminate and expire as of the date of such Change in Control.
          (d) Committee Discretion to Accelerate Vesting. In addition to the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of this Option at any time and for any reason.
          (e) Expiration. Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, all portions of this Option (whether vested or not vested) shall expire and shall no longer be exercisable after the expiration of [         ] ([    ]) years from the Grant Date.
          (f) Certain Definitions. For purposes of this Agreement, the terms “Cause,” “Good Reason” and “Change in Control” shall have the meanings set forth in the employment agreement, if any, between the Company and the Participant (an “Employment Agreement”); provided that if the Participant is not a party to an Employment Agreement that contains such terms, then such terms shall have the meanings attributed to them under the Dex One Corporation Severance Plan — Senior Vice President (Effective as Amended October 14, 2010), as the same may hereafter be amended and/or superseded from time to time).
     4. Termination. Subject to the terms of the Plan and this Agreement, this Option, to the extent vested at the time of the Participant’s termination of service with the Company or its Subsidiaries (taking into account the accelerated vesting provisions set forth herein) shall remain exercisable as follows:
          (a) General. Except as otherwise provided in Sections 4(b) and 4(c) hereof, in the event of the Participant’s termination of service with the Company and its Subsidiaries for any reason, the vested portion of this Option shall remain exercisable until the earlier of (i) one (1) year from the date of such termination, and (ii) the expiration of the stated term of this Option pursuant to Section 3(e) hereof.
          (b) Termination for Cause. In the event of the Participant’s termination of service with the Company and its Subsidiaries for Cause, the vested portion of this Option shall remain exercisable until the earlier of (i) thirty (30) days from the date of such termination, and (ii) the expiration of the stated term of this Option pursuant to Section 3(e) hereof; provided that if such Cause event has a material adverse effect on the Company or its reputation, the Participant’s entire Option (whether or not vested) shall instead terminate and expire upon such termination.
          (c) Treatment of Unvested Option upon Termination. Any portion of this Option that is not vested as of the date of the Participant’s termination of service with the Company and its Subsidiaries for any reason shall terminate and expire as of the date of such termination.

     5. Method of Exercise and Payment. Subject to Section 8 hereof, to the extent that this Option has become vested and exercisable with respect to a number of shares of Common Stock as provided herein, this Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of this Option as provided herein and in accordance with any of the methods set forth in Section 2.1(c) of the Plan, including, without limitation, by the filing of any written form of exercise notice as may be required by the Committee and payment in full of the Per Share Exercise Price specified above multiplied by the number of shares of Common Stock underlying the portion of this Option exercised.
     6. Non-Transferability. This Option, and any rights and interests with respect thereto, issued under this Agreement shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit this Option to be transferred to a “family member” (as defined in Section A.1.(a)(5) of the general instructions of Form S-8) for no value, provided that such transfer shall only be valid upon execution of a written instrument in form and substance acceptable to the Committee in its sole discretion evidencing such transfer and the transferee’s acceptance thereof signed by the Participant and the transferee, and provided, further, that this Option may not be subsequently transferred other than by will or by the laws of descent and distribution or to another “family member” (as permitted by the Committee in its sole discretion) in accordance with the terms of the Plan and this Agreement, and shall remain subject to the terms of the Plan and this Agreement. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way this Option, or the levy of any execution, attachment or similar legal process upon this Option, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.
     7. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.
     8. Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to this Option and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Any statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable upon exercise of this Option or by any other method, as selected by the Participant, as provided in Section 5.5 of the Plan.
     9. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. This Agreement may only be modified or amended by a writing signed by both the Company and the Participant, except as specifically provided in the Plan (as limited by this Agreement).
     10. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel (or its designee) of the Company, or, if not available, the Board. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
     11. No Right to Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate the Participant’s service at any time, for any reason and with or without Cause.
     12. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to this Option awarded under this Agreement for legitimate business purposes. This authorization and consent is freely given by the Participant.
     13. Compliance with Laws. The issuance of this Option (and the Option Shares upon exercise of this Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue this Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements. The Company represents that it is not restricted from granting the award contemplated under this Agreement for any reason. The Company shall register the shares subject to this award on an S-8 or S-3 (or other appropriate registration statement).
     14. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, this Option is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent as is reasonable under the circumstances.
     15. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) this Option or any part of this Agreement without the prior express written consent of the Company.
     16. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
     18. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated thereunder.
     19. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
     20. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time, subject to the limitations contained in the Plan and this Agreement, (b) the award of this Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, this Option) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.
* * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

DEX ONE CORPORATION
By:
	Name:	Gretchen Zech
	Title:	Senior Vice President, Human Resources

PARTICIPANT

[ ]

8